UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2010 (November 9, 2010)

Intellicheck Mobilisa, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Otto Street, Port Townsend, WA 98368
(Address of principal executive offices)  (Zip code)

(360) 344-3233
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On November 9, 2010, Intellicheck Mobilisa, Inc. (the “Company”) held its 2010 Annual Shareholders Meeting (the “Annual Meeting”) the Company’s offices at 100 Jericho Quadrangle, Suite 202, Jericho, NY 11753-2702.

At the Annual Meeting, the Company’s shareholders elected John W. Paxton, Bonnie Ludlow, Woody M. McGee, Lieutenant General Emil R. Bedard, Nelson Ludlow and Guy L. Smith to serve as directors for one-year terms or until their respective successors have been duly elected and qualified.  In addition, the Company’s stockholders ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

The following tables show the voting results of the Annual Meeting:

1.           Election of directors

Director	For	Withheld	Broker Non-Votes
John W. Paxton	17,567,307	436,485	7,260,771
Bonnie Ludlow	17,479,462	524,330	7,260,771
Woody M. McGee	17,621,578	382,214	7,260,771
Lieutenant General Emil R. Bedard	17,522,499	481,293	7,260,771
Nelson Ludlow	17,466,883	536,909	7,260,771
Guy L. Smith	17,532,335	471,457	7,260,771

2.           Ratify the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
24,630,827	598,215	35,521

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 10, 2010	INTELLICHECK MOBILISA, INC.

	By:	/s/ Peter J. Mundy
Peter J. Mundy
Chief Financial Officer